Exhibit 23.2

Consent of Independent Certified Public Accountants

We have issued our report dated March 17, 2005 accompanying the consolidated financial statements of Essential Group, Inc. and Subsidiary included in the Annual Report on Form 10-K for the year ended December 31, 2004, which are incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said report in Essential Group, Inc.’s Registration Statement on Form S-8 of the aforementioned report.

/s/ GRANT THORNTON LLP

Chicago, Illinois

April 15, 2005